Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our audit report, dated March 16, 2016, relating to the financial statements of Skyline Medical Inc. appearing in the prospectus which are a part of this Registration Statement. We also consent to the reference to our Firm under caption “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Olsen Thielen & Co., Ltd.

Roseville, Minnesota

December 9, 2016